Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated April 9, 2010 relating to the consolidated financial statements of JinkoSolar Holding Co., Ltd., which appears in such Registration Statement. We also consent to the references to us under the headings “Summary Consolidated Financial and Operating Data”, “Selected Consolidated Financial and Operating Data”, “Recent Developments” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, People’s Republic of China

April 29, 2010